

                           POLAROID CORPORATION
                             DEBTOR QUESTIONNAIRE

                                   May 2003


Must be completed each month                                                                  Yes              No
-----------------------------------------------------------------------------------------------------------------

1.  Have any assets been sold or transferred outside the normal course of business                             No
    this reporting period?  If yes, provide an explanation below.

2.  Have any funds been disbursed from any account other than a debtor in possession                           No
    account this reporting period?  If yes, provide an explanation below.
    Note: All cash disbursements for the month of May 2003 were made in the Polaroid
    Corporation (renamed Primary PDC, Inc.) entity. No other cash disbursements were
    made in May 2003 by the other Debtor companies.                                                           -

3.  Have all postpetition tax returns been timely filed?  If no, provide an                  Yes (A)
    explanation below.
    (A)  As previously reported in the December 2001 report to the Bankruptcy Court,
    Primary PDC, Inc. (formerly Polaroid Corporation), with the approval of the
    Court,  sold its large government identification business assets to Digimarc
    Corporation ("Digimarc"). In three states where the assets that were sold are located, Primary PDC, Inc. could be subject to a sales tax on the net book value of the assets. Digimarc has stated that they have applied to these three states to be a reseller of ID assets to a wholly owned LLC.  If so, the three states would issue a resale certificate to Digimarc and they would send a copy of this certificate to Primary PDC, Inc. who would not have to pay a sales tax on the sale.

    As of the date of this report, Primary PDC, Inc. has not received any resale certificates from Digimarc. However, Digimarc has applied for them. Primary PDC,
    Inc. has filed the state sales tax returns for the period in question without remitting sales tax to the three states. Primary PDC, Inc. expects that this issue will be resolved shortly.  If the states in question deny resale status to
    Digimarc, Primary PDC, Inc. would owe the three states approximately $600,000 plus interest.  Although Primary PDC, Inc. believes such an outcome would be unlikely, Primary PDC, Inc. has sufficient cash to cover any adverse conclusion on this matter.

4.  Are workers compensation, general liability and other necessary insurance                Yes
     coverages in effect?  If no, provide an explanation below.


                                                                    Polaroid Corporation
                                                        Statement of Cash Receipts and Disbursements
                                                              Period May 5, 2003 - June 1, 2003
                                                                               (in U.S. $'s)


                                       Beginning                                             Ending       Bank
                                         Book                       Transfers                   Book    Reconciling
Account Name             Account #      Balance         Receipts     In/(Out)  Disbursements   Balance     Items      Balance

Bank of New York         6903534891/ $7,472,532.46
                         76001691637
Cash Receipts:

Account transfer

Tax/ escrow refunds                                        $0.00

Interest                                               $3,592.79

Other recoveries                                         $945.56

Cash Disbursements:

Professional fee
payments (See Exhibit A)                                                      $482,208.73

Management and
transitional services                                                         $61,101.83

Other payments made
pursuant to an
order of the Court                                                                 $0.00

All other costs                                                                $3,499.99
                                     -------------- -------------  ------- -------------- --------------  ----------- -------------

Balance at June 1, 2003              $7,472,532.46     $4,538.35    $0.00    $546,810.55  $6,930,260.26   $283,790.95 $7,214,051.21


JP Morgan Chase
Tax Escrow
Account                507-895053    $4,039,131.64

Cash Receipts:

Interest                                               $2,603.86

Cash Disbursements:

Account transfer

Tax payments
                                     -------------- ------------- -------  -------------- --------------  ----------- -------------


Balance at June 1, 2003              $4,039,131.64     $2,603.86   $0.00           $0.00  $4,041,735.50        $0.00  $4,041,735.50

                                     -------------- ------------- -------  -------------- --------------  ----------- -------------

Balance at June 1, 2003              $11,511,664.10    $7,142.21   $0.00     $546,810.55  $10,971,995.76  $283,790.95 $11,255,786.71
                                     ============== ============= =======  ============== ==============  =========== =============







Ch11 Bank Statement Filing-May03